UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009 (December 3, 2009)

REGENERON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
Incorporation)

777 Old Saw Mill River Road, Tarrytown, New York 10591-6707
(Address of principal executive offices, including zip code)

(914) 347-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 3, 2009, Regeneron Pharmaceuticals, Inc. (the “Company”) entered into a Fourth Amendment to Lease (the “Amendment”), amending an operating lease agreement, entered into on December 21, 2006, with BioMed Realty Trust, Inc. (through its affiliate BMR-Landmark at Eastview LLC) for a new corporate headquarters and research and development in the Town of Greenburgh in Westchester County, New York. The Amendment adds approximately 131,000 square feet of newly constructed laboratory and office space to be leased by the Company.

     The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Fourth Amendment to Lease dated as of December 3, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2009	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Stuart Kolinski
Name: Stuart Kolinski
Title: Senior Vice President and General Counsel

Exhibit Index

Number	Description
99.1	Fourth Amendment to Lease dated as of December 3, 2009.